Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$13,305,780
Unrealized Gain (Loss) on Market Value of Commodity Futures	(22,636,960)
Dividend Income	135,579
Interest Income	46,491
ETF Transaction Fees	3,500
Total Income (Loss)	$(9,145,610)

Expenses
General Partner Management Fees	$192,208
Professional Fees	33,689
Brokerage Commissions	15,490
Directors' Fees and insurance	6,699
SEC & FINRA Registration Expense	21,300
Total Expenses	$269,386
Net Income (Loss)	$(9,414,996)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/22	$307,438,709
Additions (550,000 Shares)	18,449,898
Withdrawals (1,400,000 Shares)	(46,900,687)
Net Income (Loss)	(9,414,996)

Net Asset Value End of Month	$269,572,924
Net Asset Value Per Share (8,250,000 Shares)	$32.68

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596